                                                                    Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

       We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Freeport-McMoRan Copper & Gold Inc. of our report dated February 23, 2007 relating to the financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in Phelps Dodge Corporation's Annual Report on Form 10-K for the year ended December 31, 2006. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
Phoenix, Arizona
March 1, 2007



                                     II-12